EXHIBIT 99.1

Microsemi Reports Fourth Quarter and Fiscal Year 2009 Results

IRVINE, Calif., Nov. 12, 2009 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its fourth quarter and fiscal year 2009.

 * Net Sales for Fourth Quarter Totaled $109.7 Million
 * Non-GAAP Gross Margin Increased 140 Basis Points Over Prior Quarter
 * GAAP Gross Margin Increased 290 Basis Points Over Prior
   Quarter After Excluding Impact of Plant Closure
 * Operating Cash Flow for Fourth Quarter Increased to $30.7 Million
 * Free Cash Flow for Fiscal Year Increased 39.5% over Prior Year to $92.9 Million
 * Cash Balance Reached a Record of $216.7 Million
 * Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's fourth quarter ended September 27, 2009 were $109.7 million, up 2.5 percent from net sales of $107.0 million in the third quarter of 2009 and down 18.6 percent from net sales of $134.7 million in the fourth quarter of 2008. Net sales for fiscal year 2009 were $453.0 million, down 11.9% from net sales of $514.1 million for fiscal year 2008.

Non-GAAP gross margin in the fourth quarter of 2009 increased 140 basis points to 48.6 percent compared to 47.2 percent in the third quarter of 2009 and was 52.5 percent in the fourth quarter of 2008. Non-GAAP operating margin was 22.6 percent in the fourth quarter of 2009 compared to 20.0 percent in the third quarter of 2009 and 28.3 percent in the fourth quarter of 2008. For the fourth quarter of 2009, non-GAAP net income was $19.3 million, compared to $16.7 million the third quarter of 2009 and $29.0 million in the fourth quarter of 2008. For the fourth quarter of 2009, the non-GAAP effective tax rate was 19.6 percent. Non-GAAP diluted earnings per share in the fourth quarter of 2009 were $0.24 compared to $0.21 in the third quarter of 2009 and $0.36 in the fourth quarter of 2008. Non-GAAP net income for fiscal year 2009 was $79.5 million or $0.99 per diluted share compared to $105.8 million or $1.33 per diluted share in fiscal year 2008.

GAAP gross margin for the fourth quarter of 2009 was 38.4 percent compared to 42.2 percent in the third quarter of 2009 and 46.8 percent in the fourth quarter of 2008. In the fourth quarter of 2009, GAAP gross margin included expenses of $7.3 million for inventory reserves related to the previously announced closure of our Scottsdale facility. Excluding these charges gross margin would have been 45.1 percent, an increase of 290 basis points when compared to the third quarter of 2009. GAAP operating margin was a loss of 10.0 percent in the fourth quarter of 2009 compared to a profit of 3.5 percent in the third quarter of 2009 and 16.3 percent in the fourth quarter of 2008. GAAP results in the fourth quarter of 2009 included $3.8 million for transitional idle capacity, a reduction of $1.5 million from the previous quarter, $7.0 million in restructuring and other special charges related primarily to the previously announced closure of our Scottsdale facility and $0.8 million in fees related to exceptional legal matters. Also included in the fourth quarter were non-cash charges of $6.3 million related to stock based compensation, $4.2 million in amortization of acquisition-related intangibles and $6.1 million in facility closure impairment charges, as well as the aforementioned inventory reserves related to the previously announced closure of our Scottsdale facility. In conjunction with our worldwide operating strategy, which included the previously announced closure of our Scottsdale facility, we recorded a non-cash valuation allowance of $31.7 million on our deferred tax assets related to our domestic operations that may be unrealized. For the fourth quarter of 2009, GAAP net loss was $31.3 million compared to net income of $7.8 million in the third quarter of 2009 and $17.3 million in the fourth quarter of 2008. GAAP diluted loss per share in the fourth quarter of 2009 was $0.39, compared to GAAP diluted earnings per share of $0.10 in the third quarter of 2009 and $0.21 in the fourth quarter of 2008. GAAP net loss for fiscal year 2009 was $26.8 million or $0.34 per diluted share, compared to GAAP net income of $49.7 million or $0.63 per diluted share for fiscal year 2008.

James J. Peterson, President and Chief Executive Officer, stated, "We are pleased with the improvements in our fourth quarter results and continue to focus on enhancing our factory utilization and improving operational efficiencies. We demonstrated marked non-GAAP improvement in both our gross margins and our operating margins during the fourth quarter. We also made additional progress on lowering inventory levels even as we position ourselves for continued growth. We generated $30.7 million of operating cash flow in the fourth quarter of 2009 and $105.6 million for the fiscal year, a healthy increase of 15.0% over the prior year. Our cash balance reached a record of $216.7 million, providing us with increased leverage for continued strategic initiatives."

Business Outlook

Microsemi expects that for the first quarter of fiscal year 2010, our net sales will increase between a range of 1 percent and 4 percent, sequentially. On a non-GAAP basis, we expect earnings for the first quarter of fiscal year 2010 to be $0.24 to $0.26 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. Microsemi's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets Microsemi serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting Microsemi directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Fiscal 2009 and Fourth Quarter Earnings Conference Call and Webcast

 Date: Thursday, November 12, 2009
 Time: 4:45 pm Eastern Standard Time (1:45 pm Pacific Standard Time)

To access the webcast, please log on to: http://www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 40247148.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, November 12, 2009 through 11:59 pm EST (8:59 pm PST) on Thursday, November 19, 2009. To access the replay, please call (800) 642-1687 or (706) 645-9291. Please enter the following ID Number: 40247148.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's revenue and earnings guidance, our expectation that we will continue to focus on enhancing our factory utilization and operational efficiencies, our expectation that the increase in our cash balance will provide increased leverage for continued strategic initiatives and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-K.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

 --------------------------------------------------------------------
                         MICROSEMI CORPORATION
             Selected GAAP and Non-GAAP Financial Measures
  (Unaudited, in thousands except for percentages per share amounts)

                 ------------------------------   -------------------
                         Quarter Ended             Fiscal Year Ended
                 ------------------------------   -------------------
                 Sept 27,   June 28,   Sept 28,   Sept 27,   Sept 28,
                   2009       2009       2008       2009       2008
                 --------   --------   --------   --------   --------
 ----------------------------------------------   -------------------
 Net sales       $109,678   $107,007   $134,673   $452,972   $514,067
 ----------------------------------------------   -------------------
 ----------------------------------------------   -------------------

 Selected GAAP
  Financial
  Measures
 Gross margin    $ 42,093   $ 45,169   $ 63,087   $180,407   $228,972
 Gross margin
  percentage         38.4%      42.2%      46.8%      39.8%      44.5%
 Operating
  income
  (loss)         $(10,951)  $  3,774   $ 21,933   $(10,070)  $ 63,543
 Operating
  margin            (10.0%)      3.5%      16.3%      (2.2%)     12.4%
 Net income
  (loss)         $(31,262)  $  7,842   $ 17,289   $(26,823)  $ 49,654
 Diluted
  earnings
  (loss) per
  share          $  (0.39)  $   0.10   $   0.21   $  (0.34)  $   0.63
 ----------------------------------------------   -------------------
 ----------------------------------------------   -------------------
 Selected
  Non-GAAP
  Financial
  Measures
 Gross margin   $ 53,275   $ 50,551   $ 70,717   $221,209   $266,277
 Gross margin
  percentage        48.6%      47.2%      52.5%      48.8%      51.8%
 Operating
  income        $ 24,748   $ 21,402   $ 38,070   $ 99,389   $138,962
 Operating
  margin            22.6%      20.0%      28.3%      21.9%      27.0%
 Net income     $ 19,315   $ 16,698   $ 29,016   $ 79,547   $105,785
 Diluted
  earnings
  per share     $   0.24   $   0.21   $   0.36   $   0.99   $   1.33
 --------------------------------------------------------------------

 Additional details reconciling the selected GAAP financial
 measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule
 Reconciling Selected Non-GAAP Financial Measures to Comparable
 GAAP Financial Measure" table and in footnotes (a)-(g) below.

 -------------------------------------------------------------------
                         MICROSEMI CORPORATION
           Selected Non-GAAP Financial Measures and Schedule
           Reconciling Selected Non-GAAP Financial Measures
                 to Comparable GAAP Financial Measure
        (Unaudited, in thousands except for per share amounts)

                    ----------------------------  ------------------
                            Quarter Ended          Fiscal Year Ended
                    ----------------------------  ------------------
                    Sept 27,  June 28,  Sept 28,  Sept 27,  Sept 28,
                      2009      2009      2008      2009      2008
                    --------  --------  --------  --------  --------
 -----------------------------------------------  ------------------
 GAAP gross
  margin            $ 42,093  $ 45,169  $ 63,087  $180,407  $228,972
   Transitional
    idle
    capacity(a)        3,771     5,250     7,630    22,222    37,305
   Inventory
    reserves
    due to
    restructuring
    activities(a)      7,335        --        --    17,539        --
   Impairment
    of
    restructuring
    related fixed
    assets(a)             --        --        --       590        --
   Manufacturing
    profit in
    acquired
    inventory(b)          76       132        --       451        --
                    --------  --------  --------  --------  --------
 Non-GAAP
  gross margin      $ 53,275  $ 50,551  $ 70,717  $221,209  $266,277
                    --------  --------  --------  --------  --------
 -----------------------------------------------  ------------------
 -----------------------------------------------  ------------------
 GAAP operating
  income (loss)     $(10,951) $  3,774  $ 21,933  $(10,070) $ 63,543
   Transitional
    idle
    capacity(a)        3,771     5,250     7,630    22,222    37,305
   Inventory
    reserves
    due to
    restructuring
    activities(a)      7,335        --        --    17,539        --
   Impairment
    of
    restructuring
    related
    fixed
    assets(a)             --        --        --       590        --
   Manufacturing
    profit in
    acquired
    inventory(b)          76       132        --       451        --
   Amortization
    of
    intangible
    assets(c)          4,243     4,154     3,098    15,203    11,828
   Stock based
    compensation
    (d)                6,319     5,723     4,810    26,933    20,973
   Impairment
    related to
    plant
    closures(a)        6,104        --        --     6,104        --
   In process
    research
    and
    development(e)        --     1,310        --     1,310       440
   Exceptional
    legal
    matters(f)           816       740        --     4,113        --
   Restructuring
    and other
    special
    charges(a)         7,035       319       599    14,994     4,873
                    --------  --------  --------  --------  --------
 Non-GAAP
  operating
  income            $ 24,748  $ 21,402  $ 38,070  $ 99,389  $138,962
                    --------  --------  --------  --------  --------
 -----------------------------------------------  ------------------
 -----------------------------------------------  ------------------
 GAAP net income
  (loss)            $(31,262) $  7,842  $ 17,289  $(26,823) $ 49,654
   Transitional
    idle
    capacity(a)        3,771     5,250     7,630    22,222    37,305
   Inventory
    reserves
    due to
    restructuring
    activities(a)      7,335        --        --    17,539        --
   Impairment
    of
    restructuring
    related
    fixed
    assets(a)             --        --        --       590        --
   Manufacturing
    profit in
    acquired
    inventory(b)          76       132        --       451        --
   Amortization
    of intangible
    assets(c)          4,243     4,154     3,098    15,203    11,828
   Stock based
    compensation
    (d)                6,319     5,723     4,810    26,933    20,973
   Impairment
    related to
    plant
    closures(a)        6,104        --        --     6,104        --
   In process
    research and
    development(e)        --     1,310        --     1,310       440
   Exceptional
    legal
    matters(f)           816      (360)       --     3,013        --
   Restructuring
    and other
    special
    charges(a)         7,035       319       599    14,994     4,873
   Income tax
    effect on
    non-GAAP
    adjustments
    (g)               14,878    (7,672)   (4,410)   (1,989)  (19,288)
                    --------  --------  --------  --------  --------
 Non-GAAP net
  income            $ 19,315  $ 16,698  $ 29,016  $ 79,547  $105,785
                    --------  --------  --------  --------  --------
 -----------------------------------------------  ------------------
 -----------------------------------------------  ------------------
 GAAP diluted
  earnings
  (loss) per
  share             $  (0.39) $   0.10  $   0.21  $  (0.34) $   0.63
   Effect of
    non-GAAP
    adjustments
    on diluted
    earnings
    (loss) per
    share               0.63      0.11      0.15      1.33      0.70
                    --------  --------  --------  --------  --------
 Non-GAAP
  diluted
  earnings
  per share         $   0.24  $   0.21  $   0.36  $   0.99  $   1.33
                    --------  --------  --------  --------  --------

 Weighted
  average
  diluted
  shares used
  in calculating
  non-GAAP
  diluted
  earnings
  per share           80,780    80,410    81,087    80,105    79,359
 -----------------------------------------------  ------------------
 -------------------------------------------------------------------

 (a)-(g) Please refer to corresponding footnotes below for
 additional details of non-GAAP reconciling items.

                         MICROSEMI CORPORATION
                    Consolidated Income Statements
          (Unaudited, in thousands, except per share amounts)

                                 Quarter Ended     Fiscal Year Ended
                              ------------------  ------------------
                              Sept 27,  Sept 28,  Sept 27,  Sept 28,
                                2009      2008      2009      2008
                              --------  --------  --------  --------

 NET SALES                    $109,678  $134,673  $452,972  $514,067
 Cost of sales                  67,585    71,586   272,565   285,095
                              --------  --------  --------  --------

 GROSS MARGIN                   42,093    63,087   180,407   228,972

 Operating expenses:
 Selling, general and
  administrative                25,376    26,231   112,947   105,297
 Research and development       10,427    11,546    41,435    45,008
 Amortization of intangible
  assets                         4,243     3,098    15,203    11,828
 Restructuring charges           6,894       279    13,478     2,856
 Impairment related to
  facility closures              6,104        --     6,104        --
 In process research
  and development                   --        --     1,310       440
                              --------  --------  --------  --------

   Total operating expenses     53,044    41,154   190,477   165,429
                              --------  --------  --------  --------

 OPERATING INCOME (LOSS)       (10,951)   21,933   (10,070)   63,543

 Interest and other income
  (expense), net                  (716)      618     1,196     2,928
                              --------  --------  --------  --------

 INCOME (LOSS) BEFORE
  INCOME TAXES                 (11,667)   22,551    (8,874)   66,471

 Provision for income taxes     19,595     5,262    17,949    16,817
                              --------  --------  --------  --------

 NET INCOME (LOSS)            $(31,262) $ 17,289  $(26,823) $ 49,654
                              ========  ========  ========  ========

 Earnings (loss) per share
   Basic                      $  (0.39) $   0.22  $  (0.34) $   0.64
                              ========  ========  ========  ========
   Diluted                    $  (0.39) $   0.21  $  (0.34) $   0.63
                              ========  ========  ========  ========

 Common and common equivalent
  shares outstanding:
   Basic                        79,807    78,958    79,350    77,274
   Diluted                      79,807    81,087    79,350    79,359

                         MICROSEMI CORPORATION
                 Condensed Consolidated Balance Sheets
                       (Unaudited, in thousands)

                                              Sept. 27,     Sept. 28,
                                                2009           2008
                                              --------       --------
 ASSETS

   Current assets:
     Cash and cash equivalents                $216,742       $107,197
     Accounts receivable, net                   62,543        103,467
     Inventories                                95,372        121,726
     Investment in auction rate securities      46,550         62,000
     Other current assets                       33,405         24,296
                                              --------       --------
   Total current assets                        454,612        418,686
   Non-current assets                          356,992        341,922
                                              --------       --------

 TOTAL ASSETS                                 $811,604       $760,608
                                              ========       ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

   Auction rate securities credit facility    $ 46,550       $     --
   Other current liabilities                    54,539         67,226
   Long-term liabilities                        34,114         20,212
   Stockholders' equity                        676,401        673,170
                                              --------       ========

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $811,604       $760,608
                                              ========       ========

Balance Sheet Note

At September 27, 2009 and September 28, 2008, our investment in auction rate securities consisted of auction rate bonds backed by student loans. We have entered into a settlement agreement with the financial institution where we hold these investments and per the terms of the settlement agreement: a) in the quarter ended December 28, 2008, the financial institution repurchased our $15.5 million investment in auction rate preferred shares at par plus accrued interest; b) we hold rights to sell our $46.6 million investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010; and c) we have the ability to borrow from the financial institution via a "no net cost" credit facility, the full par value of our investment in auction rate bonds.

During the quarter ended March 29, 2009, we monetized all auction rate securities at full par value of $46.6 million via the "no net cost" credit facility, which resulted in an increase in the balance of our cash and cash equivalents and a corresponding increase in borrowing under our auction rate securities credit facility of $46.6 million, respectively. While the financial institution where we hold our investment in auction-rate securities may repurchase them or an issuer may call these securities prior to June 30, 2010, we intend to put these securities back to the financial institution and use the proceeds to repay the credit facility no later than June 30, 2010, the earliest date allowed by the settlement agreement. As such, in the current quarter, we have classified both the investment and credit facility as current.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from
     Microsemi's operations provides investors with a means of
     evaluating Microsemi's on-going operations. Restructuring
     activities also include cost reduction measures to balance our operations to meet customer demand. Transitional idle capacity relates to unused manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are
     completed. Inventory reserves due to restructuring activities and impairment of fixed assets relate to the exiting of product that do not meet profitability metrics, products with recent
     substantial declines in projected demand or actions to improve overall cost structure. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and
     evaluating current performance.

 (b) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
     inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired
     inventory increases cost of goods sold and reduces gross margin.
     The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

 (c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of
     Microsemi's operations, management does not view this expense as reflective of the business' current performance.

 (d) Stock based compensation has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and
     evaluating current performance.

 (e) In process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, an
     acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (f) Amounts are related to expenses from previously disclosed matters and actions related to the Department of Justice, International
     Trade Commission and an independent inquiry conducted by our
     Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current
     performance.

 (g) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items. In conjunction with our worldwide operating strategy, which included the
     previously announced closure of our Scottsdale facility, we recorded a non-cash valuation allowance of $31.7 million in the quarter ended September 27, 2009 on our deferred tax assets related to our domestic operations that may be unrealized. This amount was included as a non-GAAP adjustment as the requirement for a valuation allowance related to restructuring of our
     operations and management does not view this charge as reflective of the business' ongoing tax position

CONTACT:  Microsemi Corporation
          FINANCIAL CONTACT:
          John W. Hohener, Vice President and Chief Financial Officer
            (949) 221-7100
          INVESTOR RELATIONS:
          Robert C. Adams, Vice President of Corporate Development
            (949) 221-7100